UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 9, 2018

Date of Report (Date of earliest event reported)

Excel Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-173702	27-3955524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 North State Highway 161, Suite 310

Irving, Texas 75038

(Address of principal executive offices) (Zip Code)

(972) 476-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets

November 2, 2016 Excel Corporation entered into a Loan and Security Agreement among GACP Finance Co.,LLC, as Agent, the Lenders from time to time thereto, as Lenders, Excel Corporation, as Borrower, and certain Subsidiaries of the Borrower, as Guarantors. Excel’s Form 8-K dated November 2, 2016 includes more complete description of the Loan Agreement and the Loan Agreement was an exhibit to the report.

On May 5, 2017 Excel Corp received written notice from GACP that it was in default under the terms of the Loan and Securities agreement dated November 2, 2016. As result, the Lender had the right to declare all amounts under the Loan Agreement due and payable. This information was provided by Excel Corp on Form 8-K dated May 5, 2017.

On February 15, 2018 notice was given that GACP Finance Co., as Agent, Secured Party, will offer for sale at public auction the following property:

(a)	all right, title and interest of Excel Corporation of Excel Corporation, a Delaware corporation, in and to (i) 100% of the membership interest in Payprotec Oregon, LLC, and Oregon limited liability company, (ii) Certificate No. 2 for 100 shares of Excel Business Solutions, Inc., a Delaware corporation, representing all of its issued and outstanding common stock, and/or (iii) Certificate No. 1for 100 shares of eVance Processing, Inc., a Delaware corporation, representing all of its issued and outstanding common stock: and/or
(b)	all rights, title and interest of Excel Corporation, a Delaware corporation, Payprotec Oregon, LLC, an Oregon limited liability company, Excel Business Solutions, Inc., a Delaware corporation and/or eVance Processing, Inc., a Delaware corporation (together, the “Debtors”), in an to substantially all of the property of the Debtors, whether tangible or intangible, real or personal, now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, and whether or not eligible for lending purposes.

The auction was held April 9, 2018 at the law offices of Paul Hastings LLP, 200 Park Avenue, New York, New York 10166. At this time The OLB Group, Inc., a Delaware corporation , entered into a Memorandum of Sale with GACP Finance Co., LLC, a Delaware limited liability company , acting solely in its capacity as administrative agent and collateral agent to certain secured lenders of the Debtors, pursuant to which OLB Group acquired substantially all of the assets of the Debtors through a foreclosure sale conducted under the Uniform Commercial Code of the State of New York (“UCC”) of the collateral of Excel Corporation and its subsidiaries, Payprotec Oregon, LLC, Excel Business Solutions, Inc. and eVance Processing, Inc. (Excel and such subsidiaries, collectively, the “Debtors”) under the Loan and Security Agreement, dated as of November 2, 2016, by and among GACP, the lenders thereunder and the Debtors, and related loan documents, as amended (the “Excel Loan and Security Agreement”).

OLB Group plans to retain the majority of the employees of the acquired companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCEL CORPORATION

Date: April 13, 2018	By:	/s/ Ruby Azrak
	Name:	Ruby Azrak
	Title:	Chairman of the Board

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